ARROGENE NANOTECHNOLOGY, INC. 5777 West Century Blvd # 360B Los Angeles, CA 90045	SRKP 16, INC. 4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL 33308
GVC CAPITAL LLC 5350 S. Roslyn Street, Suite 400 Greenwood Village, CO 80111	WESTPARK CAPITAL, INC. 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067
STEELE STREET BANK & TRUST 55 Adams Street Denver, CO 80206

AMENDMENT NO. 2

Dated October 31, 2011

to

ESCROW AGREEMENT

Dated July 18, 2011

The Escrow Agreement dated July 18, 2011, among Arrogene NanoTechnology, Inc. (“Arrogene”), SRKP 16, Inc. (“SRKP”), GVC Capital LLC (“GVC”), and WestPark Capital, Inc. (“WestPark”) is amended as follows:

1.

The “Collection Date” is December 15, 2011.

4.

The “Escrow Termination Date” shall be the first to occur of the following:

(i)

December 15, 2011; or

(ii)

The date the Escrow Agent receives a mutual written agreement of Arrogene, SRKP, GVC, and WestPark to terminate the Escrow.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.

THE COMPANIES: Arrogene NanoTechnology, Inc. By: /s/ Maurizio Vecchione Maurizio Vecchione CEO	SRKP 16, INC By: /s/ Richard Rappaport Richard Rappaport President

THE PLACEMENT AGENTS: GVC Capital LLC By: __/s/ Vicki D. E. Barone_____ Vicki D. E. Barone Senior Managing Partner	WestPark Capital, Inc. By: /s/ Richard Rappaport Richard Rappaport CEO
THE ESCROW AGENT: Steele Street Bank & Trust By: /s/ Geoffrey M. Long____ Geoffrey M. Long Vice President